UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2007 (June 2, 2007)

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(717) 761-2633

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On June 28, 2007, we announced our financial position and results of operations as of and for the thirteen week period ended June 2, 2007. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The announcement includes a non-GAAP financial measure, "Adjusted EBITDA." We define as Adjusted EBITDA net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, litigation proceeds, litigation expense, expense of the defense against litigation related to prior managements' business practices and the defense of prior management, expenses of integrating the acquired Brooks Eckerd stores, sales of assets and investments, and non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to investors and enable investors to better compare our operating performance with the operating performance of our competitors. The press release attached hereto as Exhibit 99.1 includes a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Registrant's Press Release, dated June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated : June 28, 2007	By:	/s/ Robert B. Sari
		Name:	Robert B. Sari
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Registrant's Press Release dated June 28, 2007